UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2014

SPRINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-04721	46-1170005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway Overland Park, Kansas 66251
(Address of principal executive offices, including zip code)

(800) 829-0965
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014, Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) (the “Company”), a subsidiary of Sprint Corporation, and Steven L. Elfman, President – Products and Services, entered into an amendment (the “Amendment”) to Mr. Elfman’s employment agreement (the “Agreement”), which had previously been amended on November 16, 2012 and September 10, 2013 (the “Second Amendment”). The Amendment provides, contingent on Mr. Elfman’s execution of a general release in favor of the Company, as follows:

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Mr. Elfman shall receive the benefits outlined in the Second Amendment to his Agreement subject to his remaining employed through August 15, 2014, his resignation thereof, and the commencement of a Restricted Period of 29 months beginning immediately thereafter;

•
Subject to the aforementioned employment and resignation condition, the Company waives the 30-day advance notice of resignation requirement in the Agreement, and Mr. Elfman shall also receive:
(a)    continued vesting through January 2, 2015 of (i) his 2012 long-term incentive plan performance unit award; and (ii) his 2014 short-term incentive plan award and the 2013 long-term incentive plan restricted stock unit award, with proration of same through January 2, 2015, and, as applicable, payable based on actual performance;
(b)    a 90-day post termination exercise period for vested stock options beginning on January 2, 2015; and
(c)    continuation through January 2, 2015 of his base salary on a bi-weekly basis and of certain benefits he had in effect on August 15, 2014 on the same terms and conditions as if he had remained employed through January 2, 2015.

Mr. Elfman has announced his retirement effective August 16, 2014. The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION
Date: August 4, 2014
	By:	/s/ Timothy O’Grady
	Name:	Timothy O’Grady
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to the Amended and Restated Employment Agreement, effective August 1, 2014, by and between Steven L. Elfman and Sprint Communications, Inc.

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